SIXTH AMENDMENT

to

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 28th day of August, 2012 amends that certain amended and restated administration agreement, dated as of January 1, 2010, as amended, between the Trusts listed on Schedule A including the Funds listed under each Trust and VP Distributors, LLC (formerly VP Distributors, Inc.) (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, Pursuant to Section 8, Amendments to the Agreement, of the Administration Agreement, the Trusts and the Funds wish to amend Schedule A of the Administration Agreement to add the following new Funds: Virtus Emerging Markets Debt Fund, Virtus Emerging Markets Equity Income Fund, Virtus Herzfeld Fund, Virtus International Small-Cap Fund and Virtus Wealth Masters Fund.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Administration Agreement hereby agree that the Administration Agreement is amended as follows:

1.	Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2.	The name VP Distributors, Inc. is hereby amended throughout the Agreement to be “VP Distributors, LLC”.

3.	Virtus Institutional Trust is hereby removed as a party to the Agreement.

4.	Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Administration Agreement.

5.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name: W. Patrick Bradley Title: Vice President, Chief Financial Officer and Treasurer

VP DISTRIBUTORS, LLC

By:	/s/ David G. Hanley
Name: David G. Hanley Title: Vice President and Treasurer

SCHEDULE A

(as of August 28, 2012)

Virtus Equity Trust
Virtus Balanced Fund
Virtus Growth & Income Fund
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Mid-Cap Value Fund
Virtus Quality Large-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund
Virtus Tactical Allocation Fund

Virtus Insight Trust
Virtus Core Equity Fund
Virtus Emerging Markets Opportunities Fund
Virtus High Yield Income Fund
Virtus Insight Government Money Market Fund
Virtus Insight Money Market Fund
Virtus Insight Tax-Exempt Money Market Fund
Virtus Low Duration Income Fund (formerly Virtus Short/Intermediate Bond Fund)
Virtus Tax-Exempt Bond Fund
Virtus Value Equity Fund

Virtus Opportunities Trust
Virtus Allocator Premium AlphaSector Fund
Virtus AlphaSector Rotation Fund
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Dynamic AlphaSector Fund (formerly Virtus Market Neutral Fund)
Virtus Emerging Markets Debt Fund
Virtus Emerging Markets Equity Income Fund
Virtus Foreign Opportunities Fund
Virtus Global Commodities Stock Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Premium AlphaSector Fund
Virtus Global Real Estate Securities Fund
Virtus Greater Asia ex Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus Herzfeld Fund
Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus International Small-Cap Fund
Virtus Multi-Sector Fixed Income Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Premium AlphaSector Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund
Virtus Wealth Masters Fund